Greektown Superholdings, Inc 8-K

Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is made as of June 13, 2013, by and between Greektown Superholdings, Inc., a Delaware corporation (“Borrower”), and Comerica Bank (“Bank”).

RECITALS:

A. Borrower and Bank entered into a Credit Agreement dated as of June 30, 2010, as amended by four prior amendments (“Agreement”).

B. Borrower and Bank desire to further amend the Amendment as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.	Section 7.17 of the Agreement is amended to read as follows”

“7.17 EBITDA. Commencing June 30, 2014, maintain as of the end of each Test Date, EBITDA for the Measuring Period then ending, of not less than $65,000,000.00.”

2.	Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrower’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Borrower set forth in Sections 6.1 through 6.6 and 6.8 through 6.18 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as made on and as of the date hereof, except where such representations and warranties refer to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date; (c) the continuing representations and warranties of Borrower set forth in Section 6.7 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Borrower in accordance with Section 7.1 of the Agreement; and (d) after giving effect to this Amendment, no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

3. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

4. This Amendment shall be effective upon (i) execution of this Agreement by Borrower and the Bank, (ii) execution and delivery by Company and the Guarantors of the documents listed on the Closing Agenda dated as of the date of this Amendment and (iii) payment by Borrower of all reasonable legal fees and expenses incurred by Bank in connection with its credit arrangements with Borrower.

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IN WITNESS the due execution hereof as of the date and year first above written.

COMERICA BANK		GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/Aryan Campbell	By:	/s/ Glen Tomaszewski

Its:	Vice President	Its:	SVP, CFO, and Treasurer